UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2005

PS BUSINESS PARKS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2005, PS Business Parks, Inc., a California corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) among Morgan Stanley & Co. Incorporated, Wachovia Capital Markets, LLC, A.G. Edwards & Sons, Inc., Credit Suisse First Boston LLC, RBC Dain Rauscher Inc., Goldman, Sachs & Co., KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”), the Company and PS Business Parks, L.P., a California limited partnership (the “Operating Partnership”), relating to a public offering by the Company of up to 3,450,000 Depositary Shares (the “Shares”), each representing one one-thousandth of a share of the Company’s 7.20% Cumulative Preferred Stock, Series M, Liquidation Preference Equivalent to $25.00 Per Depositary Share (the “Preferred Stock”), including 450,000 Shares which may be purchased by the Underwriters to cover over-allotments. The Underwriting Agreement is attached hereto as Exhibit 1.1.

The offering is being made under a Registration Statement on Form S-3 (No. 333-112969) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on March 5, 2004. On April 28, 2005, the Company filed a supplement to the prospectus in the Registration Statement, dated April 27, 2005, relating to the issuance and sale of the Shares (the “Prospectus Supplement”).

Item 3.03 Material Modification to Rights of Securityholders

Upon issuance of the Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.

The terms of the Preferred Stock are set forth in the Certificate of Determination attached hereto as Exhibit 3.1. A specimen stock certificate for the Preferred Stock is attached hereto as Exhibit 4.2. The terms of the Depositary Shares are set forth in the Deposit Agreement, dated April 27, 2005, among the Company, American Stock Transfer & Trust Company, as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is attached hereto as Exhibit 4.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On April 28, 2005, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 3,450 shares of the Company’s preferred stock as “7.20% Cumulative Preferred Stock, Series M.” A copy of the Certificate of Determination is attached hereto as Exhibit 3.1 and an opinion of counsel with respect to the offering of Preferred Stock is attached hereto as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 1.1 - Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 7.20% Cumulative Preferred Stock, Series M.

Exhibit 3.1 - Certificate of Determination for the 7.20% Cumulative Preferred Stock, Series M.

Exhibit 4.1 - Deposit Agreement Relating to the Depositary Shares (including form of Depositary Receipt).

Exhibit 4.2 - Specimen stock certificate for the Company’s 7.20% Cumulative Preferred Stock, Series M.

Exhibit 5.1 - Opinion of David Goldberg as to the validity of the Depositary Shares

Exhibit 23.1 – Consent of David Goldberg (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005

PS BUSINESS PARKS, INC.

By:	/s/ Edward A. Stokx
Name:	Edward A. Stokx
Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit 1.1	-	Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 7.20% Cumulative Preferred Stock, Series M, Liquidation Preference Equivalent to $25.00 Per Depositary Share.

Exhibit 3.1	-	Certificate of Determination for the 7.20% Cumulative Preferred Stock, Series M.

Exhibit 4.1	-	Deposit Agreement Relating to the Depositary Shares (including form of Depositary Receipt).

Exhibit 4.2	-	Specimen stock certificate for the Company’s 7.20% Cumulative Preferred Stock, Series M.

Exhibit 5.1	-	Opinion of David Goldberg as to the validity of the Depositary Shares.

Exhibit 23.1	-	Consent of David Goldberg (contained in Exhibit 5.1).